UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2020

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Proposal 3 of Item 5.07 of this report, on August 13, 2020, the stockholders of Motus GI Holdings, Inc. (the “Company”) voted at the Company’s annual meeting of stockholders (the “Annual Meeting”) to approve an amendment (the “2020 Amendment”) to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan and 2016 Israeli Sub-Plan to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), to increase the maximum number of shares of common stock of the Company available for grants of “Incentive Stock Options” (as defined under the 2016 Plan) thereunder from 2,000,000 to 5,656,324 (which is the current maximum number of shares of common stock available under the 2016 Plan, excluding shares of common stock that have previously been issued pursuant to the 2016 Plan or that are the subject of outstanding awards under the 2016 Plan), and to provide for such number to increase on each January 1 thereafter commensurate with any increase in the total number of shares of common stock authorized to be issued under the 2016 Plan, provided that the number of shares of common stock of the Company available for issuance in respect of Incentive Stock Options shall not exceed 10,000,000.

The foregoing summary of the 2020 Amendment does not purport to be complete and is qualified in its entirety by reference to the 2020 Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.02. The material terms of the 2016 Plan and the 2020 Amendment are detailed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described under Proposal 4 of Item 5.07 of this report, on August 13, 2020, the stockholders of the Company voted at the Annual Meeting to approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the Company’s authorized shares of common stock from 50,000,000 to 115,000,000 (the “Certificate Amendment”). The Certificate Amendment was filed with the Secretary of State of Delaware on August 13, 2020.

The foregoing summary of the Certificate Amendment does not purport to be complete and is qualified in its entirety by reference to the Certificate Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 5.03. The material terms of the Certificate Amendment are detailed in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed with the SEC on July 2, 2020.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 13, 2020, the Company held its Annual Meeting of Stockholders. The matters voted on at the Annual Meeting were: (1) the election of directors; (2) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019; (3) the approval of the 2020 Amendment; and (4) the approval of the Certificate Amendment. The final voting results were as follows:

1. The election of each of Timothy P. Moran, Mark Pomeranz, David Hochman, Darren Sherman, Samuel Nussbaum, Shervin Korangy and Gary J. Pruden as directors to hold office for a term of one year, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Timothy P. Moran	11,670,314	64,709	8,210,307
Mark Pomeranz	11,642,431	92,592	8,210,307
David Hochman	7,768,905	3,966,118	8,210,307
Darren Sherman	11,504,681	230,342	8,210,307
Samuel Nussbaum	11,442,426	292,597	8,210,307
Shervin Korangy	11,568,503	166,520	8,210,307
Gary J. Pruden	11,471,082	263,941	8,210,307

2. The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,597,682	83,058	264,590	0

3. The proposal to approve an amendment to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan and 2016 Israeli Sub-Plan to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan, which increases the number of shares that may be issued pursuant to incentive stock options thereunder, was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,452,638	1,247,137	35,248	8,210,307

4. The proposal to approve an amendment to the Company’s certificate of incorporation, as amended, to increase the Company’s authorized shares of common stock from 50,000,000 to 115,000,000 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,977,039	1,915,198	53,093	0

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation, dated August 13, 2020.
10.1	Amendment to the Motus GI Holdings, Inc. 2016 Equity Incentive Plan, dated February 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: August 14, 2020	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

3